Exhibit 99.2


                            MARATHON OIL CORPORATION


       STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS
               AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, John T. Mills, Chief Financial Officer, state and attest that:

   (1) To the best of my knowledge, based upon a review of the covered reports of Marathon Oil Corporation, and, except as corrected or supplemented in a subsequent covered report:

       o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

       o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

   (2) I have reviewed the contents of this statement with Marathon Oil Corporation's audit committee.

   (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

       o Annual Report on Form 10-K of Marathon Oil Corporation for fiscal year ended December 31, 2001;

       o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Marathon Oil Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

       o any amendments to any of the foregoing.


/s/ John T. Mills
-----------------
John T. Mills
August 13, 2002

Subscribed and sworn to
before me this 13th day of
               ----
August 2002.
------

/s/  Cristina Arias
------------------------------
Notary Public
My Commission Expires:  6-3-2003


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